Exhibit 99.1

For Immediate Release

For additional information contact:
Michael W. Shelton, Chief Financial Officer
Phone: 336-369-0900

FNB Financial Services Corporation
Reports Third Quarter Results

GREENSBORO, N.C.--(BUSINESS WIRE)—October 17, 2006--FNB Financial Services Corporation (NASDAQ: FNBF)(“FNB”), parent of FNB Southeast (the “Bank”), today reported third quarter 2006 net income of $2.33 million and net income for the first nine months of $7.09 million. This represents 2006 earnings per diluted share of $0.32 and $0.98, respectively. FNB earned $2.22 million in the third quarter of 2005 and $6.40 million for the first nine months a year ago. Third quarter results rose 4.8% in 2006 and year to date earnings increased 10.9%.

Interest income was $18.57 million and $16.49 million for the three months ended September 30, 2006 and 2005, respectively. On a year-to-date basis, interest income amounted to $54.48 million in 2006 and $44.93 million in 2005. Interest expense totaled $9.19 million in the 2006 third quarter, an increase of $2.50 million from one year earlier. Interest expense on deposits was $7.77 million in the current quarter, compared to $5.84 million for the same quarter a year ago.

As a result of anticipated run-off of higher risk grade credits in the loan portfolio, FNB recorded no provision for credit losses in the third quarter of 2006, compared to $1.19 million for the three months ended September 30, 2005. The provision for the third quarter of 2005 included special provisions of approximately $900,000 related to the reclassification of risk grades of certain loans in the Bank’s loan portfolio.

Noninterest income totaled $1.41 million in the third quarter of 2006, compared with $1.73 million for the same period a year ago. Noninterest expense totaled $7.31 million for the third quarter of 2006, compared with $6.99 million for the same period in 2005. Expense items significantly contributing to this increase include personnel expense and telecommunications expense.

“We are continuing to focus on our previously disclosed credit-related issues while building toward the future,” stated Pressley A. Ridgill, President and Chief Executive Officer. “Our new branch office in the Mayfaire area of Wilmington opened for business on October 10. We are excited about the opportunities this location presents to serve both new and existing customers.”

Assets as of September 30, 2006 and December 31, 2005 were $1.01 billion. Outstanding loans totaled $722.5 million at the end of the current quarter, compared to $758.0 million at December 31, 2005. Net credit losses for the third quarter of 2006 amounted to $2.58 million, or 1.40% of average outstanding loans on an annualized basis, compared to 0.22% recorded in the 2005 third quarter. Nonperforming assets were $16.3 million at September 30, 2006 and $5.6 million a year ago. The allowance for credit losses to outstanding loans was 2.17% at September 30, 2006, compared to 1.21% one year earlier.

Deposits at September 30, 2006 were $834.1 million, compared with $829.8 million one year earlier. Total purchased funds were $95.5 million and $98.0 million at September 30, 2006 and 2005, respectively. Shareholders’ equity totaled $73.2 million at September 30, 2006, compared to $74.6 million at September 30, 2005. During 2006, FNB repurchased 80,877 shares of its common stock at an average cost of $15.11.

FNB Financial Services Corporation is a financial holding company with one subsidiary, FNB Southeast; a North Carolina chartered commercial bank. FNB Southeast currently operates 18 banking offices located in North Carolina and Virginia. FNB Southeast Mortgage Corporation and FNB Southeast Investment Services, Inc. are operating subsidiaries of FNB Southeast.

Forward Looking Statements

This news release contains forward looking statements with respect to the financial conditions and results of operations of FNB Financial Services Corporation (“FNB”). These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) projected results in connection with the implementation of our business plan are lower than expected; (2) competitive pressure among financial services companies increases significantly; (3) costs or difficulties related to the integration of acquisitions or expenses in general are greater than expected; (4) general economic conditions, in the markets in which FNB does business, are less favorable than expected; (5) risks inherent in making loans, including repayment risks and risks associated with collateral values, are greater than expected; (6) changes in the interest rate environment reduce interest margins and affect funding sources; (7) changes in market rates and prices may adversely affect the value of financial products; (8) legislation or regulatory requirements or changes thereto adversely affect the businesses in which FNB is engaged; (9) regulatory compliance cost increases are greater than expected; and (10) decisions to change the business mix of FNB. For further information and other factors which could affect the accuracy of forward looking statements, please see FNB’s reports filed with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934 which are available at the SEC’s website (www.sec.gov) or at FNB’s website (www.fnbsoutheast.com). Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management’s judgments only as of the date hereof. FNB undertakes no obligation to publicly revise those forward looking statements to reflect events and circumstances that arise after the date hereof.

FINANCIAL SUMMARY

											Third
											Quarter	Nine Months Ended
	2006						2005				2006-2005	September 30
	Third		Second		First		Fourth		Third		Percent					Percent
	Quarter		Quarter		Quarter		Quarter		Quarter		Variance	2006		2005		Variance

Average Balances
(Dollars in thousands)

Assets	$1,031,364		$1,022,267		$1,015,797		$1,011,103		$996,274		3.5%	$1,023,200		$950,406		7.7%
Loans	736,365		759,948		760,026		764,331		767,524		(4.1)	752,027		732,426		2.7
Investment securities	212,884		209,041		204,468		181,222		162,760		30.8	208,829		152,778		36.7
Earning assets	976,797		977,031		974,586		953,263		939,458		4.0	976,146		895,167		9.0
Noninterest-bearing deposits	86,741		89,311		87,174		89,999		87,335		(0.7)	87,740		84,257		4.1
Interest-bearing deposits	755,221		734,631		741,104		733,000		729,740		3.5	743,704		694,945		7.0
Interest-bearing liabilities	859,476		853,536		850,713		831,665		821,369		4.6	854,607		780,007		9.6
Shareholders' equity	70,573		68,897		68,203		74,153		73,592		(4.1)	69,233		72,199		(4.1)

Period-End Balances
(Dollars in thousands)

Assets	$1,013,671		$1,027,827		$1,019,878		$1,007,406		$1,011,778		0.2%
Loans	722,494		750,725		754,921		757,967		771,359		(6.3)
Investment securities	218,641		211,871		203,824		201,890		178,422		22.5
Earning assets	954,471		968,126		965,004		964,431		954,139		0.0
Noninterest-bearing deposits	89,204		90,116		89,996		92,884		88,809		0.4
Interest-bearing deposits	744,924		756,668		746,422		731,746		741,021		0.5
Interest-bearing liabilities	840,403		864,769		855,611		839,826		839,032		0.2
Shareholders' equity	73,153		69,363		68,986		67,233		74,605		(1.9)

Asset Quality Data
(Dollars in thousands)

Nonperforming loans	$14,498		$14,490		$8,966		$10,386		$4,108			$14,498		$4,108
Other nonperforming assets	1,786		1,609		1,527		1,483		1,485			1,786		1,485
Net credit losses	2,583		791		1,232		3,629		422			4,606		713
Allowance for credit losses	15,656		18,239		18,665		19,142		9,333			15,656		9,333
Nonperforming loans
to outstanding loans	2.01%		1.93%		1.19%		1.37%		0.53%			2.01%		0.53%
Annualized net credit losses
to average loans	1.40		0.42		0.65		1.90		0.22			0.82		0.13
Allowance for credit losses
to outstanding loans	2.17		2.43		2.47		2.53		1.21			2.17		1.21
Allowance for credit losses
to nonperforming loans	107.99	X	125.87	X	208.18	X	184.31	X	227.19	X		1.08	X	2.27	X

FINANCIAL SUMMARY

						Third
						Quarter	Nine Months Ended
	2006			2005		2006-2005	September 30
	Third	Second	First	Fourth	Third	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2006	2005	Variance

Income Statement Data
(Dollars in thousands, except share data)

Interest income:
Loans	$15,972	$15,814	$15,757	$15,363	$14,917	7.1%	$47,543	$40,649	17.0%
Other	2,600	2,204	2,131	1,819	1,575	65.1	6,935	4,282	62.0
Total interest income	18,572	18,018	17,888	17,182	16,492	12.6	54,478	44,931	21.2
Interest expense	9,185	8,479	7,786	7,181	6,690	37.3	25,450	17,529	45.2
Net interest income	9,387	9,539	10,102	10,001	9,802	(4.2)	29,028	27,402	5.9
Provision for credit losses	0	365	755	13,627	1,187	(100.0)	1,120	2,505	(55.3)
Net interest income after
provision for credit losses	9,387	9,174	9,347	(3,626)	8,615	9.0	27,908	24,897	12.1
Noninterest income	1,406	1,311	1,332	1,696	1,734	(18.9)	4,049	5,687	(28.8)
Noninterest expense	7,305	6,846	7,057	7,276	6,993	4.5	21,208	20,930	1.3
Income before income tax expense	3,488	3,639	3,622	(9,206)	3,356	3.9	10,749	9,654	11.3
Income tax expense	1,163	1,249	1,244	(3,601)	1,138	2.2	3,656	3,257	12.3
Net income	$2,325	$2,390	$2,378	($5,605)	$2,218	4.8	$7,093	$6,397	10.9

Net income per share:
Basic	$0.33	$0.34	$0.34	($0.80)	$0.32	3.1%	$1.01	$0.92	9.8%
Diluted	$0.32	$0.33	$0.33	($0.80)	$0.31	3.2%	$0.98	$0.89	10.1%
Cash dividends per share	$0.12	$0.12	$0.12	$0.12	$0.11	9.1%	$0.36	$0.33	9.1%

Other Data

Return on average assets	0.89%	0.94%	0.95%	(2.20)%	0.88%		0.93%	0.90%
Return on average equity	13.07	13.91	14.14	(29.99)	11.96		13.70	11.85
Net yield on earning assets	3.91	4.00	4.28	4.24	4.21		4.06	4.16
Efficiency	66.21	61.87	60.70	61.23	59.77		62.90	62.33
Equity to assets	6.84	6.74	6.71	7.33	7.39		6.77	7.60
Loans to assets	71.40	74.34	74.82	75.59	77.04		73.50	77.06
Loans to deposits	87.46	92.23	91.76	92.87	93.94		90.45	94.00
Noninterest - bearing deposits
to total deposits	10.30	10.84	10.52	10.94	10.69		10.55	10.81

COMMON STOCK DATA

	2006			2005
	Third	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter	Quarter

Market value:
End of period	$14.75	$15.16	$16.05	$16.40	$17.58
High	15.50	15.67	16.46	17.89	18.52
Low	13.04	14.70	14.00	14.40	16.56
Book value	10.34	9.81	9.79	9.55	10.60
Dividend	0.12	0.12	0.12	0.12	0.11
Shares outstanding at period-end	7,077,691	7,048,976	7,045,335	7,038,110	7,036,148
Average shares outstanding	7,053,509	7,074,254	7,040,964	7,036,704	7,003,950
Shares traded	493,900	544,000	474,471	282,011	194,165